                                                                      EXHIBIT 11


STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS

                                                                                                                    Nine Months
                                                 Fiscal Years Ended December 31,                                Ended September 30,
                                       ------------------------------------------------------------------  -------------------------
                                          1991           1992          1993         1994         1995          1995            1996
Net income for the period............. $ 1,171,850   $ 1,758,652   $ 1,908,535  $ 1,749,688   $ 2,603,043  $ 2,318,556   $ 3,751,431
                                       =============================================================================================

Weighted average common shares
  outstanding.........................  10,867,210    10,867,210    10,867,210   11,042,302    11,175,762   11,173,211    11,183,428

Shares issued within one year of
  initial public offering(1)..........      66,572        66,572        66,572       66,572        66,572       66,572        66,572

Weighted average common
  shares outstanding..................  10,933,782    10,933,782    10,933,782   11,108,874    11,242,334   11,239,783    11,250,000
                                       =============================================================================================

Primary and fully-diluted earnings
  per common share.................... $      0.11   $     0.16    $      0.17  $      0.16   $     0.23   $      0.21   $      0.33
                                       =============================================================================================


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(1) In accordance with Staff Accounting Bulletin No. 83 all shares issued within one year of the Company's initial public offering have been treated as outstanding for all periods presented.